NEWS RELEASE
Completel Europe N.V.                   Investor Contact:
Blaak 16                                Catherine Blanchet, Investor Relations
3011 TA Rotterdam                       Tel: +33 1 72 92 20 32
The Netherlands                         e-mail : c.blanchet@completel.fr
+31 20 666 1701
(Euronext Paris: CTL)
August 12, 2002


                COMPLETEL EUROPE N.V. PUBLISHES AND DISTRIBUTES
                RESTATED AUDITED US GAAP FINANCIAL STATEMENTS

PARIS, August 12, 2002- CompleTel Europe N.V. announced today that it has published and distributed restated re-audited annual financial statements, prepared in accordance with United States generally accepted accounting principles (U.S. GAAP) and audited in accordance with United States generally accepted auditing standards (U.S. GAAS), for the three years ended December 31, 2001, 2000 and 1999. We have restated these financial statements, which were originally included in our 2001 Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the SEC) on April 1, 2002, as part of the filing and review process associated with the preparation of proxy statements relating to our previously announced annual and extraordinary general shareholders meetings scheduled to be held on August 20, 2002. The restated financial statements published today have been audited, in accordance with U.S. GAAS, by Deloitte & Touche Accountants, as indicated in their audit report included in these financial statements. We had these restated financial statements re-audited by Deloitte & Touche because of the resignation of Arthur Andersen (The Netherlands) as our independent accountant on June 21, 2002 following the acquisition of Arthur Andersen's auditing practice in The Netherlands by Deloitte & Touche Accountants.

As previously disclosed, the amendments to our financial statements include, in 2001, the reclassification from restructuring, impairment and other charges to selling, general and administrative expenses of approximately (euro)3.1 million. The amendments also include, for all three years, clarifying or expanded disclosure in the notes to our consolidated annual financial statements. We have also amended our quarterly financial statements that were included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2002 to include disclosure corresponding to the amendments to our annual financial statements. The amendments to our financial statements had no impact on our net results, including revenues, gross margins, operating expenses, net loss, and capital expenditures.

Our audited amended financial statements as of and for the three years ended December 31, 2001, 2000 and 1999, as well as our amended quarterly financial statements for the quarter ended March 31, 2002, are available on our website at www.completel.com. In addition, we have re-circulated, today, revised definitive proxy statements in respect of our general meetings. These revised definitive proxy statements are also available on our website.


Completel Europe NV (Euronext Paris: CTL).

Completel is a facilities-based provider of fiber optic local access telecommunications and Internet services to business end-users, carriers and ISPs in France.

NOTE:

Certain information in this press release constitutes "forward-looking statements" within the meaning of Section 21E of the U.S. Securities Exchange Act. These forward-looking statements are identified by their use of such words as "believes," "anticipates," "should," "expects," "forecast," "projects," and similar expressions. They are based on the current expectations and assumptions of the management of Completel only, and Completel does not undertake to publicly update or revise these statements, whether as a result of new information, future events or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Completel's achievements to differ materially from those forecasted or suggested in this press release. The most important of these factors are Completel's potential inability to obtain an audit report in respect of its annual consolidated financial statements. For a more detailed discussion of the risks affecting the Company, please refer to Completel's prospectuses and 10-K, 10-Q and 8-K reports filed with the U.S. Securities and Exchange Commission.

 Paris office: Tour Egee, 9-11 allee de l'Arche, 92671 Courbevoie Cedex, FRANCE
                            Tel : +33 1 72 92 20 00
                               www.completel.com